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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☑ Soliciting Material Pursuant to §240.14a-12

THE OILGEAR COMPANY

(Name of Registrant as Specified In Its Charter)

Filed By Registrant

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

OILGEAR COMPANY
Questions and Answers Regarding Employee Benefits
Proposed Merger with Affiliate of
Mason Wells
August 28, 2006
     We have announced to all of our employees that we have signed an agreement to be acquired by an affiliate of Mason Wells and have furnished a summary of some common questions and answers of interest to all of our employees. This document supplements that summary by providing additional information relating to employee benefits provided to many of our non-union employees in the United States.
1.	Q: What happens to my 401(k) or similar savings plan?

A: After closing, the buyer has indicated that it intends to continue our savings plans on substantially similar terms, except that, for employees participating in the savings plus plan, company stock will no longer be an investment option. As a result of the merger, the company stock in your savings plus plan account will be converted into $15.25 per share in cash, and you will be able to reallocate that cash among other existing investment options. The Oilgear-sponsored discount for stock purchases in the savings plus plan is being suspended. The buyer expects to make a profit sharing contribution for 2006 if the company continues to perform well.

2.	Q: What happens to my bonus plan as a result of the merger?

A: Our existing bonus plans will stay in place through the closing of the merger. For those employees participating in the Variable Compensation Program, because the merger will trigger an adjustment in the financials of the company, the amount of your 2006 bonus will be calculated by annualizing the performance through the last month prior to the closing date of the merger. The 2006 bonus will be paid after the end of the year in accordance with our prior practices. For 2007, the buyer intends to either continue our existing bonus plans or implement new bonus plans.

3.	Q: What happens to the company stock in my pension plan as a result of the merger?

A: The company stock held in our pension and retirement plans will be converted into $15.25 per share in cash when the merger occurs. Those funds will then be reinvested in accordance with the plans in order to pay benefits in the ordinary course.

4.	Q: Will my health/medical benefits change?

A: There are no current plans for changes. The buyer may well decide to make changes after the merger occurs, but has indicated to us that it expects to provide an overall package that is generally in line with what employees have today. As you know, your health and medical benefits have changed over the past few years as costs have increased, and we will continue to be faced with the same issues in this regard in the future.

5.	Will my retirement benefits be affected?

No. The pension plan has been frozen and the calculation of your pension benefits will not be affected. There also will be no change in current arrangements for retiree health care benefits, which will remain subject to the company’s review and adjustments from time to time.

6.	Q: Will my years of service prior to the merger continue to be credited for benefit purposes?

A: Yes. Your service will continue to be credited under benefit plans in which you participate with no interruption. There are currently no plans to change our vacation or holiday program.

Where You Can Find Additional Information
Oilgear will promptly file with the Securities and Exchange Commission (the “SEC”) a current report on Form 8-K, which will include the merger agreement and related documents. In connection with the proposed merger, we also will file with the SEC and will furnish to its shareholders a proxy statement. SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT IS FINALIZED AND DISTRIBUTED TO SHAREHOLDERS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Shareholders will be able to obtain a free-of-charge copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. Shareholders will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to The Oilgear Company, 2300 South 51st Street, Milwaukee, Wisconsin 53219-2340, attention: Corporate Secretary, telephone 414-327-1700. This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of Oilgear.
The Oilgear Company and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from Oilgear shareholders in favor of the proposed merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in Oilgear’s proxy statement when it is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of Oilgear common stock as of March 31, 2006 is also set forth in the Schedule 14A filed by The Oilgear Company on April 19, 2006 with the SEC.
Special Note Regarding Forward-Looking Statements
Certain matters discussed in this document are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as we believe, anticipate, expect or words of similar import. Similarly, statements that describe future plans, objectives, strategies or goals are also forward-looking statements. Forward-looking statements include statements about the expected timing, completion and effects of the proposed merger. Oilgear may not be able to complete the proposed merger on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to obtain shareholder approval or the failure to satisfy the other closing conditions. These factors, and other factors that may affect Oilgear’s business or financial results, are described in The Oilgear Company’s filings with the SEC, including our annual report on Form 10-K for the fiscal year ended December 31, 2005. Shareholders, potential investors and other readers are urged to consider these risks carefully in evaluating the forward-looking statements made herein and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this document and Oilgear disclaims any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.